EXHIBIT 23.2
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SNODGRASS
Certified Public Accountants and Consultants




                        CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement of Norwood Financial Corp. on Form S-8 of our report dated February 14, 1997, insofar as such report relates to the financial statements for the year ended December 31, 1996, appearing in the Annual Report on Form 10-K of Norwood Financial Corp. for the year ended December 31, 1998.


/s/S.R. Snodgrass, A.C.

Wesford, PA
March 23, 1999





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
S.R. Snodgrass. A.C.
101 Bradford Road, Suite 100 Wexford, PA   15090-6909   Phone: 724-934-0344   Facsimile: 724-934-0345
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